Exhibit 10.1

AMENDMENT NO. 2

This Amendment No. 2, is dated as of July 1, 2005 and effective July 1, 2005 by and between Cunningham Communications, Inc. (“Lessor”) and Sinclair Communications, LLC, as successor by merger of Chesapeake Television, Inc. (“Lessee”) to the Lease Agreement (the “Agreement”) between Lessor and Lessee, effective as of July 1, 1987, as amended July 1, 1997.

WHEREAS, Lessee currently utilizes additional space on the Tower and in the Building for the purpose of the installation, operation and maintenance of its digital antenna system, and no formal agreement exists between the parties with respect to such utilization;

WHEREAS, subject to the terms of the Agreement, it is the intent of the parties hereto to amend the Agreement in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

1.  The term of the Agreement expires June 30, 2007.

2.  Section 2.01 (a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“2.01 (a)  Space on the Tower for the purpose of the operation and maintenance of Lessee’s equipment as follows:

To support Lessee’s analog antenna, TFU-14GTH/VP-R06DC, which will transmit on 660 MHz, in connection with the operation of Lessee’s business, as previously disclosed and specifically approved by Lessor.  The analog antenna will be mounted so that its center of radiation will be approximately 1280 feet above ground as shown in Exhibit “B”, with the exact height being determined by Lessor’s consulting engineers. The location of the analog antenna and WR1600 waveguide shall be subject to Lessor’s approval.  The waveguide shall not exceed one in number and sixteen (16) inches in diameter.

To support Lessee’s auxiliary antenna, TUPC3-4-1, which will transmit on television channels 14-60, in connection with the operation of Lessee’s business, as previously disclosed and specifically approved by Lessor.  The auxiliary antenna will be mounted so that its center of radiation will be approximately 1140 feet above ground as shown in Exhibit “B”, with the exact height being determined by Lessor’s consulting engineers. The location of the auxiliary antenna and transmission line shall be subject to Lessor’s approval.  The transmission line shall not exceed one (1) in number and three inches in diameter.

To support Lessee’s ENG receive antenna, Proscan microwave radio antenna, which will receive on 2 GHz, in connection with the operation of Lessee’s business, as previously disclosed and specifically approved by Lessor.  The ENG antenna will be mounted so that its center of radiation will be approximately 1160 feet above ground as shown in Exhibit “B”, with the exact height being determined by Lessor’s consulting engineers. The location of the ENG receive antenna, control cable and transmission line shall be subject to Lessor’s approval.  The transmission line shall not exceed one (1) in number and one and five eighths (1-5/8) inches in diameter.

To support Lessee’s digital antenna, Dielectric TUDC-C5SP-10/36SPH-1-B, which will transmit on 626-662 MHz, in connection with the operation of Lessee’s business, as previously disclosed and specifically approved by Lessor.  The digital antenna will be mounted so that its center of radiation will be approximately 1240 feet above ground as shown in Exhibit “B”, with the exact height being determined by Lessor’s consulting engineers. The location of the digital antenna and transmission line shall be subject to Lessor’s approval.  The transmission line shall not exceed one (1) in number and eight (8) inches in diameter.

To support Lessee’s two (2) microwave pickup antennas, which will receive on 23 GHz, in connection with the operation of Lessee’s business, as previously disclosed and specifically approved by Lessor.  The microwave pickup antennas will be mounted so that their center of radiation will be approximately 100 feet above ground as shown in Exhibit “B”, with the exact height being determined by Lessor’s consulting engineers. The location of the microwave pickup antennas and transmission line shall be subject to Lessor’s approval.

To support Lessee’s one (1) microwave studio to transmitter link antenna, which will transmit on 7 GHz, in connection with the operation of Lessee’s business, as previously disclosed and specifically approved by Lessor.  The microwave transmit antenna will be mounted so that its center of radiation will be approximately 350 feet above ground as shown in Exhibit “B”, with the exact height being determined by Lessor’s consulting engineers. The location of the microwave transmit antennas and transmission line shall be subject to Lessor’s approval.

To support Lessee’s two (2) two-way radio antennas, in connection with the operation of Lessee’s business, as previously disclosed and specifically approved by Lessor.  The two-way radio pickup antennas will be mounted on the communications platform of the Tower located at approximately 1185 feet above ground as shown in Exhibit “B”, with the exact height being determined by Lessor’s consulting engineers. The location of the two-way radio antennas and transmission line shall be subject to Lessor’s approval.

Exhibit “B” hereto is a formal construction drawing which describes the location of Lessee’s equipment.”

3.             Lessor agrees that Lessee’s right to space in the Building as described in Section 2.01(b) of the Agreement has been increased as described in Exhibit C dated July 1, 2003 and attached hereto.  The parties agree that the original Exhibit C attached to the Agreement, if any, is hereby deleted and replaced with the Exhibit C attached to this Amendment No. 2.

4.  Section 5.01 of the Agreement is hereby amended by increasing the monthly rent by Twenty Five Thousand Three Hundred Fifty Seven Dollars and Fifty Cents ($25,357.50) effective July 1, 2005.  Upon execution of this Amendment, Lessee agree to pay Lessor a lump sum payment in the amount of Five Hundred Sixty Five Thousand Eight Hundred Dollars ($565,800).

5.  Section 21.07 of the Agreement is hereby amended to reflect the following addresses for notices or other communications:  if to Lessor: Cunningham Communications, Inc., 10706 Beaver Dam Road, 5th Floor, Cockeysville, Maryland  21030; and if to Lessee: Sinclair Communications, LLC, 10706 Beaver Dam Road, Cockeysville, Maryland  21030, Attention:  General Counsel, with a copy to Vice President, Engineering.

6.  Lessor shall have no right to use Lessee’s antenna system or to allow others to use such antenna system.  Lessor further agrees that Lessee, in its sole discretion, has the right to license the use of such antenna system to third parties and to charge a “plug-in fee” to any third party that utilizes Lessee’s antenna system.  Lessee agrees that for each subtenant that it grants a license for the use of the antenna system, such subtenant shall enter into a separate license agreement with Lessor.

7. Lessor hereby consents to Lessee’s sublease of space in the Building to Baltimore (WNUV-TV) Licensee, Inc.

Except as expressly provided herein, the Agreement shall not be amended or modified by this Amendment No. 2 and each of the terms thereof shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Cunningham Communications, Inc.

By:	/s/ J. Duncan Smith
Name: J. Duncan Smith
Its: Secretary

Sinclair Communications, LLC

By:	/s/ David Bochenek
Name: David Bochenek
Its: CAO